Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 3rd Quarter 2015 Results

Denver, Colorado, November 3, 2015 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter ended September 30, 2015. Net income attributable to DaVita HealthCare Partners Inc. for the three months ended September 30, 2015 was $216 million, or $1.00 per share.

Adjusted net income attributable to DaVita HealthCare Partners Inc. for the nine months ended September 30, 2015 was $610 million, or $2.80 per share, excluding after-tax debt redemption charges, after-tax settlement charge related to the Vainer suit and a related tax adjustment. Net income attributable to DaVita HealthCare Partners Inc. for the nine months ended September 30, 2015 including these items was $276 million, or $1.27 per share.

Adjusted net income attributable to DaVita HealthCare Partners Inc. for the three months ended September 30, 2014 was $195 million, or $0.90 per share, excluding an after-tax loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the nine months ended September 30, 2014 was $584 million, or $2.69 per share, excluding after-tax debt redemption and refinancing charges, and an after-tax loss contingency accrual as discussed above. Net income attributable to DaVita HealthCare Partners Inc. for the three and nine months ended September 30, 2014 including these items was $184 million and $515 million, or $0.85 and $2.38 per share, respectively.

See schedules of reconciliations of non-GAAP measures.

Financial and operating highlights include:

•	Cash Flow: For the rolling twelve months ended September 30, 2015, operating cash flow was $1.051 billion and free cash flow was $602 million. For the three and nine months ended September 30, 2015, operating cash flow was $679 million and $1.121 billion, respectively, and free cash flow was $557 million and $799 million, respectively. Operating cash flow and free cash flow for the nine months ended and rolling twelve months ended September 30, 2015 were negatively impacted by approximately $304 million of after-tax payments made during the second quarter of 2015 in connection with the settlement of the Vainer suit. In addition, the rolling twelve months ended September 30, 2015 was negatively impacted by approximately $269 million of after-tax payments made in connection with the settlement of the 2010 and 2011 U.S. Attorney physician relationship investigations. Excluding these items, operating cash flow for the nine months ended and the rolling twelve months ended September 30, 2015 would have been $1.424 billion and $1.623 billion, respectively.

•	Operating Income and Adjusted Operating Income: Operating income for the three months ended September 30, 2015 was $509 million. Adjusted operating income for the nine months ended September 30, 2015 was $1.421 billion, excluding a settlement charge of $495 million related to the Vainer suit. Operating income for the nine months ended September 30, 2015, including this item was $926 million.

For the quarter ended September 30, 2015, we recognized a net benefit of approximately $22 million in our HCP segment, related to the recognition of certain risk sharing settlements. In addition, we reserved $23 million for refunds of prior period reimbursements in our pharmacy business.

Adjusted operating income for the three and nine months ended September 30, 2014 was $455 million and $1.380 billion, respectively, excluding a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations. Operating income for the three and nine months ended September 30, 2014 including this item was $438 million and $1.363 billion, respectively.

•	Adjusted Diluted Net Income Per Share: Adjusted net income attributable to DaVita HealthCare Partners Inc. for the three months ended September 30, 2015, excluding the amortization of intangible assets associated with acquisitions, net of tax, was $241 million and adjusted diluted net income per share was $1.12. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the nine months ended September 30, 2015, as adjusted to exclude additional certain other non-GAAP measures was $687 million, and adjusted diluted net income per share was $3.16.

Adjusted net income attributable to DaVita HealthCare Partners Inc. for the three months ended September 30, 2014, as adjusted to further exclude certain items was $220 million, and adjusted diluted net income per share was $1.01. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the nine months ended September 30, 2014, as adjusted to exclude additional certain other non-GAAP measures was $659 million, and adjusted diluted net income per share was $3.04.

See schedules of reconciliations of non-GAAP measures.

•	Volume: Total U.S. dialysis treatments for the third quarter of 2015 were 6,611,799, or 83,694 treatments per day, representing a per day increase of 4.2% over the third quarter of 2014. Non-acquired treatment growth and normalized non-acquired treatment growth in the third quarter of 2015 were 4.0% and 3.5%, respectively.

The number of member months for which HCP provided capitated care during the third quarter of 2015 specifically related to its legacy markets was approximately 2.4 million, which was flat compared to the third quarter of 2014, inclusive of growth contributed from acquisitions.

•	Effective Tax Rate: Our effective tax rate was 36.0% and 31.9% for the three and nine months ended September 30, 2015, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 40.5% and 39.9% for the three and nine months ended September 30, 2015, respectively. The adjusted effective tax rate attributable to DaVita HealthCare Partners Inc. excluding the Vainer suit settlement charge was 39.2% for the nine months ended September 30, 2015.

We currently expect our 2015 effective tax rate attributable to DaVita HealthCare Partners Inc. to be approximately 39.0% to 40.0%, excluding the Vainer suit settlement charge.

•	Center Activity: As of September 30, 2015, we provided dialysis services to a total of approximately 187,000 patients at 2,329 outpatient dialysis centers, of which 2,225 centers are located in the United States and 104 centers are located in ten countries outside of the United States. During the third quarter of 2015, we acquired five dialysis centers, opened a total of 15 new dialysis centers, and closed five dialysis centers in the United States. We also acquired six, and opened two new dialysis centers outside of the United States.

•	Share Repurchases: During the three months ended September 30, 2015, we repurchased a total of 4,555,868 shares of our common stock for $341 million, or an average price of $74.76 per share. During the nine months ended September 30, 2015, we repurchased 5,623,007 shares of our common stock for $425 million, or an average price of $75.53 per share. We also repurchased 2,200 shares of our common stock for $0.2 million, or an average price of $71.01 per share, of our common stock subsequent to September 30, 2015. As a result of these transactions we now have a total of approximately $659 million remaining under our current board authorization for share repurchases.

Outlook

•	We are updating our consolidated operating income for 2015 to now be in the range of $1.870 billion to $1.915 billion.

Our previous consolidated operating income guidance for 2015 was in the range of $1.825 billion to $1.925 billion.

•	We are also updating our operating income for Kidney Care for 2015 to now be in the range of $1.630 billion to $1.655 billion.

Our previous operating income guidance for Kidney Care for 2015 was in the range of $1.600 billion to $1.650 billion.

•	We are updating our operating income for HCP for 2015 to now be in the range of $240 million to $260 million.

Our previous operating income guidance for HCP for 2015 was in the range of $225 million to $275 million.

•	We are updating our consolidated operating cash flows for 2015 to now be in the range of $1.675 billion to $1.775 billion.

Our previous consolidated operating cash flow for 2015 was in the range of $1.600 billion to $1.750 billion.

The above projected ranges exclude the Vainer suit settlement charge and the corresponding settlement payments made in 2015.

These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the third quarter ended September 30, 2015 on November 3, 2015 at 5:00 p.m. Eastern Time. To join the conference call, please dial (888) 282-0359 from the U.S. or (312) 470-7167 from outside the U.S. A replay of the conference call will be available on our website at investors.davitahealthcarepartners.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2015 consolidated operating income, our 2015 Kidney Care operating income, HCP’s 2015 operating income, our 2015 consolidated operating cash flows and our 2015 effective tax rate attributable to DaVita HealthCare Partners Inc. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2014, our subsequent quarterly and annual reports, and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2015 Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation that could have an adverse effect on our operations and profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and including compliance with the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	continued increased competition from large- and medium-sized dialysis providers that compete directly with us,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems, or to businesses outside of dialysis and HealthCare Partners’ (HCP) business,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	the variability of our cash flows,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	loss of key HCP employees, potential disruption from the HCP transaction making it more difficult to maintain business and operational relationships with customers, partners, associated physicians and physician groups, hospitals and others,

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which HCP conducts its business,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and except as required by law we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Patient service revenues	$2,414,034	$2,242,533	$7,049,428	$6,543,880
Less: Provision for uncollectible accounts	(109,452)	(98,971)	(314,581)	(270,220)

Net patient service revenues	2,304,582	2,143,562	6,734,847	6,273,660
Capitated revenues	926,847	848,546	2,643,552	2,435,480
Other revenues	294,236	259,716	869,849	757,949

Total net revenues	3,525,665	3,251,824	10,248,248	9,467,089

Operating expenses and charges:
Patient care costs and other costs	2,501,015	2,326,534	7,309,703	6,752,844
General and administrative	353,492	322,822	1,047,318	905,519
Depreciation and amortization	162,062	149,196	474,694	437,682
Provision for uncollectible accounts	2,511	3,961	6,497	9,680
Equity investment income	(2,783)	(5,225)	(10,724)	(18,692)
Loss contingency accrual and settlement charge		17,000	495,000	17,000

Total operating expenses and charges	3,016,297	2,814,288	9,322,488	8,104,033

Operating income	509,368	437,536	925,760	1,363,056
Debt expense	(103,481)	(99,878)	(305,121)	(312,345)
Debt redemption and refinancing charges			(48,072)	(97,548)
Other income (loss), net	2,484	(1,246)	4,262	2,145

Income before income taxes	408,371	336,412	576,829	955,308
Income tax expense	147,064	116,628	183,893	342,366

Net income	261,307	219,784	392,936	612,942
Less: Net income attributable to noncontrolling interests	(45,435)	(35,662)	(117,204)	(97,848)

Net income attributable to DaVita HealthCare Partners Inc.	$215,872	$184,122	$275,732	$515,094

Earnings per share:
Basic net income per share attributable to DaVita HealthCare Partners Inc.	$1.02	$0.87	$1.30	$2.43

Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$1.00	$0.85	$1.27	$2.38

Weighted average shares for earnings per share:
Basic	212,374,897	212,617,238	212,914,126	212,086,735

Diluted	216,691,461	217,236,493	217,421,213	216,695,033

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net income	$261,307	$219,784	$392,936	$612,942

Other comprehensive (loss) income, net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized (losses) gains on interest rate swap and cap agreements	(1,851)	537	(10,064)	(7,177)
Reclassifications of net swap and cap agreements realized losses into net income	771	1,403	2,372	9,759
Unrealized (losses) gains on investments:
Unrealized (losses) gains on investments	(1,651)	(392)	(1,368)	517
Reclassification of net investment realized gains into net income	(203)	—	(376)	(207)
Foreign currency translation adjustments	(7,023)	(13,838)	(19,883)	(11,871)

Other comprehensive loss	(9,957)	(12,290)	(29,319)	(8,979)

Total comprehensive income	251,350	207,494	363,617	603,963
Less: Comprehensive income attributable to noncontrolling interests	(45,435)	(35,662)	(117,204)	(97,848)

Comprehensive income attributable to DaVita HealthCare Partners Inc.	$205,915	$171,832	$246,413	$506,115

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$392,936	$612,942
Adjustments to reconcile net income to cash provided by operating activities:
Settlement charge and loss contingency accrual	495,000	17,000
Settlement payments	(493,775)
Depreciation and amortization	474,694	437,335
Debt redemption and refinancing charges	48,072	97,548
Stock-based compensation expense	42,794	44,323
Tax benefits from stock award exercises	31,069	45,527
Excess tax benefits from stock award exercises	(19,555)	(32,665)
Deferred income taxes	(1,994)	(2,167)
Equity investment income, net	10,563	6,007
Other non-cash charges and loss on disposal of assets	26,583	30,604
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(178,148)	16,610
Inventories	(35,856)	(25,198)
Other receivables and other current assets	54,924	7,563
Other long-term assets	1,940	2,622
Accounts payable	11,473	2,332
Accrued compensation and benefits	123,081	147,570
Other current liabilities	96,671	72,932
Income taxes	35,282	72,283
Other long-term liabilities	4,773	(23,770)

Net cash provided by operating activities	1,120,527	1,529,398

Cash flows from investing activities:
Additions of property and equipment	(462,213)	(443,507)
Acquisitions	(90,709)	(218,117)
Proceeds from asset and business sales	6,865	3,620
Purchase of investments available for sale	(6,667)	(7,138)
Purchase of investments held-to-maturity	(1,555,604)	(163,046)
Proceeds from sale of investments available for sale	1,961	1,321
Proceeds from investments held-to-maturity	969,549	27,781
Purchase of intangible assets	—	(50)
Purchase of equity investments	(13,623)	(32,483)
Distributions received on equity investments	57	434

Net cash used in investing activities	(1,150,384)	(831,185)

Cash flows from financing activities:
Borrowings	41,371,392	46,619,292
Payments on long-term debt and other financing costs	(40,732,075)	(46,587,984)
Deferred financing costs and debt redemption and refinancing costs	(59,354)	(122,154)
Purchase of treasury stock	(384,110)
Distributions to noncontrolling interests	(125,938)	(105,143)
Stock award exercises and other share issuances, net	19,802	14,524
Excess tax benefits from stock award exercises	19,555	32,665
Contributions from noncontrolling interests	28,212	38,083
Proceeds from sales of additional noncontrolling interests		3,777
Purchase of noncontrolling interests	(23,605)	(12,069)

Net cash provided by (used in) financing activities	113,879	(119,009)
Effect of exchange rate changes on cash and cash equivalents	(1,844)	1,582

Net increase in cash and cash equivalents	82,178	580,786
Cash and cash equivalents at beginning of the year	965,241	946,249

Cash and cash equivalents at end of the period	$1,047,419	$1,527,035

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$1,047,419	$965,241
Short-term investments	922,848	337,399
Accounts receivable, less allowance of $261,850 and $242,674	1,699,892	1,525,849
Inventories	173,050	136,085
Other receivables	416,932	400,916
Other current assets	175,715	186,842
Income tax receivable	48,963	83,839
Deferred income taxes	253,067	240,626

Total current assets	4,737,886	3,876,797
Property and equipment, net of accumulated depreciation of $2,305,141 and $2,029,506	2,621,918	2,469,099
Intangibles, net of accumulated amortization of $751,806 and $621,891	1,826,782	1,949,498
Equity investments	67,883	65,637
Long-term investments	90,393	89,389
Other long-term assets	62,387	77,000
Goodwill	9,487,579	9,415,295

	$18,894,828	$17,942,715

LIABILITIES AND EQUITY
Accounts payable	$487,945	$445,453
Other liabilities	632,331	510,223
Accrued compensation and benefits	835,518	698,475
Medical payables	340,143	314,347
Current portion of long-term debt	114,617	120,154

Total current liabilities	2,410,554	2,088,652
Long-term debt	9,082,096	8,383,280
Other long-term liabilities	406,035	389,806
Deferred income taxes	906,807	890,701

Total liabilities	12,805,492	11,752,439
Commitments and contingencies:
Noncontrolling interests subject to put provisions	897,139	829,965
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 216,632,600 and 215,640,968 shares issued and 211,009,593 and 215,640,968 shares outstanding, respectively)	217	216
Additional paid-in capital	1,106,342	1,108,211
Retained earnings	4,362,835	4,087,103
Treasury stock (5,623,007 shares)	(424,705)
Accumulated other comprehensive loss	(54,336)	(25,017)

Total DaVita HealthCare Partners Inc. shareholders’ equity	4,990,353	5,170,513
Noncontrolling interests not subject to put provisions	201,844	189,798

Total equity	5,192,197	5,360,311

	$18,894,828	$17,942,715

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2015
	September 30, 2015	June 30, 2015	September 30, 2014
1. Consolidated Financial Results:
Consolidated net revenues	$3,526	$3,435	$3,252	$10,248
Operating income	$509	$481	$438	$926
Adjusted operating income excluding certain items(1)	$509	$481	$455	$1,421
Operating income margin	14.4%	14.0%	13.5%	9.0%
Adjusted operating income margin excluding certain items(1)	14.4%	14.0%	14.0%	13.9%
Net income attributable to DaVita HealthCare Partners Inc.	$216	$170	$184	$276
Adjusted net income attributable to DaVita HealthCare Partners Inc. excluding certain items(1)	$216	$207	$195	$610
Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$1.00	$0.78	$0.85	$1.27
Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding certain items(1)	$1.00	$0.95	$0.90	$2.80
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	10.0%	10.2%	9.9%	10.2%
Consolidated effective tax rate	36.0%	37.1%	34.7%	31.9%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	40.5%	41.8%	38.7%	39.9%
Adjusted consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	40.5%	39.2%	38.7%	39.2%
3. Summary of Division Financial Results:
Net revenues
Kidney Care:
Net dialysis and related lab services revenues	$2,201	$2,154	$2,076	$6,426
Net ancillary services and strategic initiatives revenues, including international dialysis operations	345	334	300	984
Elimination of intersegment revenues	(21)	(19)	(16)	(57)

Total Kidney Care net revenues	2,525	2,469	2,360	7,353
Net HCP revenues	1,001	966	892	2,895

Total net consolidated revenues	$3,526	$3,435	$3,252	$10,248

Operating income
Kidney Care:
Dialysis and related lab services operating income	$462	$438	$400	$795
Other – Ancillary services and strategic initiatives, including international dialysis operations operating loss	(30)	(26)	(6)	(70)
Corporate support and related long-term incentive compensation	(6)	(3)	(3)	(14)

Total Kidney Care operating income	426	409	391	711
HCP operating income	83	72	47	215

Total consolidated operating income	$509	$481	$438	$926

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2015
	September 30, 2015	June 30, 2015	September 30, 2014
4. Summary of Reportable Segment Financial Results:
Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,301	$2,252	$2,165	$6,718
Provision for uncollectible accounts	(103)	(101)	(92)	(302)

Net patient service operating revenues	2,198	2,151	2,073	6,416
Other revenues	3	3	3	10

Total net operating revenues	$2,201	$2,154	$2,076	$6,426

Operating expenses:
Patient care costs	$1,461	$1,436	$1,390	$4,294
General and administrative	170	174	170	528
Depreciation and amortization	112	110	102	326
Equity investment income	(4)	(4)	(3)	(12)
Loss contingency accrual and settlement charge	—	—	17	495

Total operating expenses	1,739	1,716	1,676	5,631

Segment operating income	$462	$438	$400	$795

HCP
Revenue:
HCP capitated revenues	$907	$848	$828	$2,588

Patient services revenues	84	86	56	252
Provision for uncollectible accounts	(5)	(4)	(6)	(11)

Net patient service operating revenues	79	82	50	241

Other revenues	15	36	14	66

Total net operating revenues	$1,001	$966	$892	$2,895

Operating expenses:
Patient care costs	$768	$750	$719	$2,250
General and administrative	106	102	86	300
Depreciation and amortization	43	43	42	130
Equity investment loss (income)	1	(1)	(2)	—

Total operating expenses	918	894	845	2,680

Segment operating income	$83	$72	$47	$215

5. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	6,611,799	6,463,058	6,343,706	19,337,492
Number of treatment days	79.0	78.0	79.0	233.6
Treatments per day	83,694	82,860	80,300	82,780
Per day year over year increase	4.2%	4.3%	5.1%	4.3%
Non-acquired growth year over year	4.0%	3.7%	4.4%	3.8%
Normalized non-acquired growth year over year	3.5%	3.7%	4.9%	3.9%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$348.01	$348.32	$341.22	$347.43
Per treatment (decrease) increase from previous quarter	(0.1%)	0.7%	0.4%
Per treatment increase from previous year	2.0%	2.5%	0.4%	2.0%
Percent of net consolidated revenues	62.9%	62.3%	63.5%	62.6%

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2015
	September 30, 2015	June 30, 2015	September 30, 2014
5. Dialysis and Related Lab Services Business Metrics: (continued)
Expenses
Patient care costs
Percent of total segment operating revenues	66.4%	66.7%	66.9%	66.8%
Per treatment	$220.92	$222.17	$219.07	$222.01
Per treatment decrease from previous quarter	(0.6%)	(0.4%)	0.4%
Per treatment increase from previous year	0.8%	1.4%	0.9%	1.0%
General and administrative expenses
Percent of total segment operating revenues	7.7%	8.1%	8.2%	8.2%
Per treatment	$25.78	$26.99	$26.86	$27.31
Per treatment (decrease) increase from previous quarter	(4.5%)	(7.7%)	1.5%
Per treatment (decrease) increase from previous year	(4.0%)	2.0%	(11.3%)	3.3%
Accounts receivable
Net receivables	$1,243	$1,227	$1,117	—
DSO	51	53	50	—
Provision for uncollectible accounts as a percentage of revenues	4.5%	4.5%	4.25%	4.5%
6. HCP Business Metrics:
Capitated membership
Total	808,300	826,500	828,300	—
Member months	2,445,300	2,472,400	2,481,100	7,400,100
Capitated revenues by sources
Commercial revenues	$181	$177	$188	$543
Senior revenues	641	623	605	1,866
Medicaid revenues	85	48	35	179

Total capitated revenues	$907	$848	$828	$2,588

Other
Total care dollars under management(1)	$1,260	$1,245	$1,148	$3,738
Ratio of operating income to total care dollars under management(1)	6.6%	5.8%	4.0%	5.8%
Full time clinicians	1,311	1,272	1,153	—
IPA primary care physicians	2,935	3,018	3,313	—
7. Cash Flow:
Operating cash flow	$679.0	$31.4	$847.9	$1,120.5
Operating cash flow, last twelve months	$1,050.5	$1,219.4	$1,883.6	—
Free cash flow(1)	$556.6	$(76.9)	$740.3	$799.3
Free cash flow, last twelve months(1)	$602.3	$786.0	$1,447.3	—
Capital expenditures:
Routine maintenance/IT/other	$75.5	$70.8	$68.3	$195.3
Development and relocations	$95.8	$98.7	$96.6	$266.9
Acquisition expenditures	$45.7	$4.4	$119.7	$90.7

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	September 30, 2015		June 30, 2015		September 30, 2014
8. Debt and Capital Structure:
Total debt(3)	$9,211		$9,225		$8,519
Net debt, net of cash and cash equivalents(3)	$8,164		$8,291		$6,992
Leverage ratio (see calculation on page 14)	2.93x		3.03x		2.79x
Overall weighted average effective interest rate during the quarter	4.40%		4.42%		4.52%
Overall weighted average effective interest rate at end of the quarter	4.40%		4.38%		4.46%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	3.50%		3.44%		3.43%
Fixed and economically fixed interest rates as a percentage of our total debt	61	%(4)	61	%(4)	57%
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt	90	%(4)	90	%(4)	90%
9. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	97%		98%		98%
Dialysis patients with arteriovenous fistulas placed	73%		73%		73%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support and related long-term incentive compensation.
(3)	The reported balance sheet amounts at September 30, 2015, June 30, 2015 and September 30, 2014, excludes $14.3 million, $14.9 million and $16.9 million, respectively, of a debt discount associated with our Term Loan B.
(4)	The Term Loan B is subject to a LIBOR floor of 0.75%. Because actual LIBOR, for all periods presented above, was lower than this embedded LIBOR floor, the interest rate on the Term Loan B is set at its respective floor. At such time as the actual LIBOR-based variable component of our interest rate exceeds 0.75% on the Term Loan B, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B. However, we are limited to a maximum rate of 2.50% on $2.75 billion of outstanding principal debt on the Term Loan B as a result of interest rate cap agreements. The remaining $721 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 0.75%.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended September 30, 2015
Net income attributable to DaVita HealthCare Partners Inc.	$483,752
Income taxes	287,870
Interest expense	379,502
Depreciation and amortization	627,947
Settlement charge	495,000
Noncontrolling interests and equity investment income, net	176,945
Stock-settled stock-based compensation	55,443
Debt redemption charges	48,072
Other	(22,888)

“Consolidated EBITDA”	$2,531,643

September 30, 2015
Total debt, excluding debt discount of $14.3 million	$9,210,995
Letters of credit issued	96,274

9,307,269
Less: Cash and cash equivalents including short-term investments (excluding HCP’s physician owned entities cash)	(1,886,291)

Consolidated net debt	$7,420,978

Last twelve months “Consolidated EBITDA”	$2,531,643

Leverage ratio	2.93x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of September 30, 2015. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

1. Adjusted net income and diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding debt redemption and refinancing charges, a loss contingency accrual and a settlement charge, net of related tax, and tax adjustment related to the settlement of the Vainer suit.

We believe that adjusted net income attributable to DaVita HealthCare Partners Inc. excluding debt redemption and refinancing charges, a loss contingency accrual and settlement charge, net of related tax, and a tax adjustment related to the settlement of the Vainer suit, enhances a user’s understanding of our normal net income attributable to DaVita HealthCare Partners Inc. and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes unusual amounts related to the debt redemption charges that resulted from the redemption of the $775 million 6  5⁄8% Senior Notes due 2020, debt refinancing charges that resulted from the refinancing of our Secured Credit Facilities, the redemption of the $775 million 6  3⁄8% Senior Notes due 2018, as well as the termination of certain interest rate swap agreements, and a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, as well as a settlement charge, net of related tax, and tax adjustment related to the settlement of the Vainer suit, and accordingly, is comparable to prior periods and indicative of normal net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc.

Adjusted net income attributable to DaVita HealthCare Partners Inc. excluding debt redemption and refinancing charges, a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, and a settlement charge, net of related tax, and tax adjustment related to the settlement of the Vainer suit:

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income attributable to DaVita HealthCare Partners Inc.	$215,872	$170,477	$184,122	$275,732	$515,094
Add:
Debt redemption and refinancing charges	—	48,072	—	48,072	97,548
Loss contingency accrual	—	—	17,000	—	17,000
Settlement charge	—	—	—	495,000	—
Tax adjustment related to the settlement of the Vainer suit	—	7,501	—	7,501	—
Less: Related income tax	—	(18,892)	(6,588)	(216,639)	(46,095)

	$215,872	$207,158	$194,534	$609,666	$583,547

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding debt redemption and refinancing charges, a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, and a settlement charge and tax adjustment related to the settlement of the Vainer suit:

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$1.00	$0.78	$0.85	$1.27	$2.38
Add:
Debt redemption and refinancing charges	—	0.13	—	0.13	0.26
Loss contingency accrual	—	—	0.05	—	0.05
Settlement charge	—	—	—	1.36	—
Tax adjustment related to the settlement of the Vainer suit	—	0.04	—	0.04	—

	$1.00	$0.95	$0.90	$2.80	$2.69

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES – (continued)

(unaudited)

(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted net income attributable to DaVita HealthCare Partners Inc. and from our adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the fair value measurement of acquired intangible assets associated with our acquisitions to fair value, and accordingly is indicative of consistent net income excluding amortization of acquired intangibles, attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc.

Adjusted net income and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc., further adjusted to exclude the amortization of intangible assets associated with acquisitions:

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Adjusted net income attributable to DaVita HealthCare Partners Inc.	$215,872	$207,158	$194,534	$609,666	$583,547
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	6,285	6,384	6,673	19,193	20,253
Amortization of intangible assets associated with acquisitions for the HCP operations	35,911	35,838	35,276	107,627	105,426
Less: Related income tax	(17,089)	(16,593)	(16,256)	(49,583)	(50,166)

	$240,979	$232,787	$220,227	$686,903	$659,060

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc.	$1.00	$0.95	$0.90	$2.80	$2.69
Add:
Amortization of intangible assets per share associated with acquisitions for the dialysis and ancillary operations, net of tax	0.02	0.02	0.02	0.06	0.06
Amortization of intangible assets per share associated with acquisitions for the HCP operations, net of tax	0.10	0.10	0.09	0.30	0.29

	$1.12	$1.07	$1.01	$3.16	$3.04

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Adjusted operating income excluding a loss contingency accrual and a settlement charge

We believe that adjusted operating income excluding a loss contingency accrual and a settlement charge enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes an unusual amount that was accrued as part of a settlement related to the 2010 and 2011 U.S. Attorney physician relationship investigations, as well as a settlement charge and accordingly, are comparable to prior periods and indicative of consistent operating income. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to operating income.

Adjusted operating income excluding a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, and a settlement charge related to the Vainer suit:

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Operating income	$509,368	$480,548	$437,536	$925,760	$1,363,056
Add:
Loss contingency accrual	—	—	17,000	—	17,000
Settlement charge	—	—	—	495,000	—

Adjusted operating income	$509,368	$480,548	$454,536	$1,420,760	$1,380,056

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective income tax rates and adjusted effective income tax rates

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc. as well as the adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc., excluding a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, as well as a settlement charge and tax adjustment related to the settlement of the Vainer suit, enhances an investor’s understanding of DaVita HealthCare Partners Inc.’s effective income tax rate and DaVita HealthCare Partners Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and unusual amounts that include a loss contingency accrual and a settlement charge and tax adjustment related to the settlement of the Vainer suit, and, therefore, are meaningful to an investor to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended			Nine months ended September 30, 2015
	September 30, 2015	June 30, 2015	September 30, 2014
Income from continuing operations before income taxes	$408,371	$330,539	$336,412	$576,829

Income tax expense	$147,064	$122,762	$116,628	$183,893

Effective income tax rate	36.0%	37.1%	34.7%	31.9%

	Three months ended			Nine months ended September 30, 2015
	September 30, 2015	June 30, 2015	September 30, 2014
Income from continuing operations before income taxes	$408,371	$330,539	$336,412	$576,829
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(45,559)	(37,622)	(35,810)	(117,717)

Income before income taxes attributable to DaVita HealthCare Partners Inc.	$362,812	$292,917	$300,602	$459,112

Income tax expense	$147,064	$122,762	$116,628	$183,893
Less: Income tax attributable to noncontrolling interests	(124)	(322)	(148)	(513)

Income tax expense attributable to DaVita HealthCare Partners Inc.	$146,940	$122,440	$116,480	$183,380

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	40.5%	41.8%	38.7%	39.9%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

Adjusted effective income tax rates attributable to DaVita HealthCare Partners Inc. excluding a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, and a settlement charge and tax adjustment related to the settlement of the Vainer suit:

	Three months ended			Nine months ended September 30, 2015
	September 30, 2015	June 30, 2015	September 30, 2014
Income from continuing operations before income taxes	$408,371	$330,539	$336,412	$576,829
Add:
Loss contingency accrual	—	—	17,000	—
Settlement charge	—	—	—	495,000

	408,371	330,539	353,412	1,071,829
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(45,559)	(37,622)	(35,810)	(117,717)

Adjusted income before income taxes attributable to DaVita HealthCare Partners Inc.	$362,812	$292,917	$317,602	$954,112

Income tax expense	$147,064	$122,762	$116,628	$183,893
Add:
Income taxes attributable to the loss contingency accrual	—	—	6,588	—
Income taxes attributable to the settlement charge	—	—	—	197,747
Tax adjustment related to the settlement of the Vainer suit	—	(7,501)	—	(7,501)
Less: Income tax attributable to noncontrolling interests	(124)	(322)	(148)	(513)

Adjusted income tax attributable to DaVita HealthCare Partners Inc.	$146,940	$114,939	$123,068	$373,626

Adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc.	40.5%	39.2%	38.7%	39.2%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow and adjusted operating cash flow

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisitions and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. We have also presented adjusted operating cash flow excluding the payments made in the second quarter of 2015 related to the settlement of the Vainer suit and in the fourth quarter of 2014 related to the settlement of the 2010 and 2011 U.S. Attorney physician relationship investigations, net of tax, in each case. We believe this measure is meaningful to investors to understand our operating cash flows that were generated excluding these unusual payments that were part of the settlements. Free cash flow and adjusted operating cash flow are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Nine months ended September 30, 2015
	September 30, 2015	June 30, 2015	September 30, 2014
Cash provided by operating activities	$678,996	$31,442	$847,900	$1,120,527
Less: Distributions to noncontrolling interests	(46,898)	(37,541)	(39,325)	(125,938)

Cash provided by (used in) operating activities attributable to DaVita HealthCare Partners Inc.	632,098	(6,099)	808,575	994,589
Less: Expenditures for routine maintenance and information technology	(75,543)	(70,757)	(68,263)	(195,310)

Free cash flow.	$556,555	$(76,856)	$740,312	$799,279

	Rolling 12-Month Period
	September 30, 2015	June 30, 2015	September 30, 2014
Cash provided by operating activities	$1,050,536	$1,219,440	$1,883,585
Less: Distributions to noncontrolling interests	(170,134)	(162,561)	(144,733)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	880,402	1,056,879	1,738,852
Less: Expenditures for routine maintenance and information technology	(278,121)	(270,841)	(291,563)

Free cash flow	$602,281	$786,038	$1,447,289

	September 30, 2015
	Three months ended	Nine months ended	Rolling twelve months ended
Cash provided by operating activities	$678,996	$1,120,527	$1,050,536
Payment in connection with the settlement of the Vainer suit	—	493,775	493,775
Payment in connection with the settlement of the 2010 and 2011 U.S. Attorney physician relationship investigations	—	—	410,356
Related tax benefit	—	(190,246)	(331,733)

Adjusted operating cash flow	$678,996	$1,424,056	$1,622,934

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management

In California, as a result of our managed care administrative services agreements with hospitals and health plans, HCP does not assume the direct financial risk for institutional (hospital) services in most cases, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In cases where HCP does not assume the direct financial risk, HCP recognizes the surplus of institutional revenue less institutional expense as HCP net revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the PMPM fee payable to third parties for institutional services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk). HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments received from third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues for the periods indicated.

	Three months ended			Nine months ended September 30, 2015
	September 30, 2015	June 30, 2015	September 30, 2014
Medical revenues	$985,483	$930,878	$879,130	$2,828,949
Less: Risk share revenue, net	(70,752)	(18,127)	(32,568)	(101,836)
Add: Institutional capitation amounts	345,550	332,456	301,079	1,011,114

Total care dollars under management	$1,260,281	$1,245,207	$1,147,641	$3,738,227